Exhibit 99.1

News from Xerox

Public Relations Office: 45 Glover Avenue Norwalk, CT 06856 203-968-3000	FOR IMMEDIATE RELEASE

COLOR, SERVICES AND TECHNOLOGY FUEL XEROX’S PROFITABLE GROWTH

Financial Strength Leads to Declaration of Dividend;

Company Expects Continued Double-Digit Earnings Growth

NEW YORK, Nov. 19, 2007 – Xerox Corporation (NYSE: XRX) today will outline how the combination of affordable color technology, innovative document services, broader distribution to businesses of any size and cutting-edge advancements in digital commercial printing is enabling Xerox to attack a $125 billion market opportunity.

At its annual investor conference held here today, Xerox Chairman and Chief Executive Officer Anne M. Mulcahy and other Xerox executives will describe how Xerox’s strategy has created a business model that generates strong operating cash flow, double-digit earnings expansion, and the financial flexibility to make accretive acquisitions, buy back stock and, as announced earlier today, declare a dividend for shareholders.

“By focusing on fundamental drivers of building a healthy business and maximizing our core strengths in the industry, we’ve established a strong, credible track record,” said Mulcahy. “We have returned to investment grade and consistently grown earnings in the 10 to 15 percent range. We are generating operating cash flow of about $1.5 billion a year and producing an annuity stream that is powering our engine of growth.

“As a result, we are making targeted, strategic investments for the future. We’re focused on accretive acquisitions to deliver more document management services, advanced technology for customized digital printing, affordable color systems, and more distribution channels to reach the small and mid-size business market.

“Delivering greater shareholder returns is paramount in everything we do. We’re furthering that commitment today through the declaration of a dividend. And, we’ll continue buying back stock, building on our $2 billion in share repurchase in the last two years,” added Mulcahy.

Last week, Moody’s Investors Service upgraded its investment grade credit rating on Xerox and issued a positive outlook, noting the company’s solid competitive position, stable profitability, and solid free cash flow generation.

Xerox 2007 Investor Conference / 2

At the investor conference, Xerox will also outline expectations for 2008, with earnings per share expected to grow to the range of $1.31 to $1.35, and double-digit earnings expansion continuing in 2009 to the range of $1.45 to $1.50. Xerox also reiterated it is on track to deliver full-year 2007 earnings per share in the range of $1.18 to $1.20.

“There is an explosion of information happening, yet people demand quick access to relevant content that cuts through the clutter,” said Mulcahy. “Add to it ever increasing complexity and you have a set of trends that play right into Xerox’s sweet spot – the management and sharing of information. Ever since Chester Carlson’s invention of xerography and the launch of Xerox, we have been focused on making it easier, faster and less costly to share information. It doesn’t matter what form the information might take, Xerox has the technology and services to help manage the content and improve communications.”

Accelerating Color Adoption

The color printing market for businesses of any size is estimated to be $26 billion and growing. Xerox is leading the industry’s transition to color from black-and-white with the broadest portfolio of color systems. Three months ago, the company unveiled a major breakthrough in color printing – delivering a new solid-ink platform with the Phaser® 8860 that for the first time lowers the cost of color printing to that of black and white. Xerox has launched 18 more color devices this year. More than 40 billion color pages will be printed on Xerox systems in 2007, about a 10 billion page increase over last year.

In the third quarter, revenue from color grew 13 percent and now represents 39 percent of Xerox’s total revenue, up 3 points from the third quarter of 2006. Color pages also grew 32 percent in the third quarter, and now represent 13 percent of total pages, up 3 points from the prior year. Color performance excludes the results from Global Imaging Systems, a U.S. office technology dealer that Xerox acquired in May.

“With color the power is always in the pages and pages remain the best source of annuity and profit growth,” said Mulcahy. “Within five years 23 percent of all digital pages printed anywhere are expected to be color and account for 50 percent of the printing industry’s revenue. Today we are miles ahead of our competitors in the color market and we intend to keep it that way.”

Xerox 2007 Investor Conference / 3

Driving the “New Business of Printing®”

Xerox’s leadership in digital high-volume printing complements traditional offset printing; a market transition Xerox calls the “New Business of Printing.” The market opportunity for digital production printing is about $25 billion, and Xerox’s advantage is the ability to print on demand, produce short runs of books, and customize each and every document that comes off a digital press.

The market leader in digital production printing revenue and pages, Xerox has seen increasing demand for its digital printing technologies. For example, today more than 215 customers have more than one Xerox iGen3® Digital Production Press and 90 customers are printing more than one million pages a month on their iGen3s. The install base of Xerox iGen3 systems has more than doubled over the past two years.

Leading with Services

Xerox services help businesses simplify work processes, manage office technology and in-house print shops, digitize paper files, create digital archives and much more. The efficient use of documents – whether paper or digital – drives productivity for our customers and reduces costs in the workplace. According to Xerox, the total market for document services is now $24 billion.

Through the third quarter of this year, Xerox has generated about $2.5 billion in annuity revenue from its services business, an 8 percent increase in post-sale revenue from services from the prior year. The value of Xerox’s services signings has increased 28 percent this year with wins such as: EUROPART, University of Pittsburgh Medical Center, The University of California, Raytheon Corp., the United States Navy, and the Department for Work and Pensions in the United Kingdom.

Xerox is constantly expanding its portfolio of value-added service offerings and last month closed its acquisition of Advectis® Inc., which provides one of the mortgage industry’s most widely used solutions for electronic document collaboration. This builds on the successful acquisition last year of Amici LLC, which launched Xerox Litigation Services as a leading provider of electronic-discovery and document services that support litigation and regulatory compliance.

Xerox 2007 Investor Conference / 4

Expanding Participation in Small and Mid-Size Businesses

Xerox has spent the past year increasingly building up its presence in the small and mid-size business market, most notably through its acquisition of Global Imaging Systems. Global Imaging focuses on the SMB market through 22 regional core companies in the U.S. that sell and service document management systems. Mulcahy noted the combination of specific products aimed at the SMB market coupled with 1,400 additional “feet on the street” now selling Xerox products is having an immediate pay-off for the company. In addition, much of Xerox’s 10 percent year-to-date growth in developing markets has been fueled by SMBs.

“In the coming year, we will dedicate more marketing funds, increase our online activity and expand our channel distribution to reach small and mid-size businesses with compelling and practical offerings,” said Mulcahy.

Xerox today also confirmed that it is on track to generate $1.5 billion in operating cash flow this year and expects to generate about $1.6 billion in 2008. Since launching its stock buyback program in October 2005, Xerox has repurchased about 129 million shares, totaling $2 billion of its $2.5 billion program.

“The new Xerox is taking the document wherever it needs to be,” said Mulcahy. “We’re leveraging the document and the information it contains and using it to shape the future. We’ve become an information and communications company and a partner that can help our customers make the most of their IT infrastructure.”

-XXX-

Media Contacts:

Michael Moeller, Xerox Corporation, 203-849-2469, michael.moeller@xerox.com, by cell phone at 408-439-4169.

Christa Carone, Xerox Corporation, 203-849-2417, christa.carone@xerox.com, by cell phone at 203-535-8729.

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to the risk that the future business operations of Global Imaging Systems (GIS) will not be successful; the risk that customer retention and revenue expansion goals for the GIS transaction will not be met and that disruptions from the GIS transaction will harm relationships with customers, employees, agents, distributors and suppliers; the risk that unexpected costs will be incurred; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to maintain and improve cost efficiency of operations; changes in foreign currency exchange rates; changes in economic conditions, political

Xerox 2007 Investor Conference / 5

conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 2007, as well as in our 2006 Form 10-K filed with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

To access the 2007 Investor Conference webcast and executive presentations, visit http://www.xerox.com/investor. XEROX®, Phaser® and iGen3® are trademarks of XEROX CORPORATION.